Exhibit 99.5

SUBSERVICING AGREEMENT

Morgan Stanley Bank of America Merrill Lynch Trust 2015-C21,
Commercial Mortgage Pass-Through Certificates, Series 2015-C21

Dated as of February 1, 2015

between

KEYBANK NATIONAL ASSOCIATION
Master Servicer

and

BERKADIA COMMERCIAL MORTGAGE LLC
Subservicer

LIST OF EXHIBITS

Exhibit A	Mortgage Loan Schedule

Exhibit B	Remittance Report

Exhibit C	Property Inspection Report

Exhibit D	Tax, Insurance, UCC and Letter of Credit Certification

Exhibit E	Account Certification

Exhibit F	Sarbanes-Oxley Certification

ii

THIS SUBSERVICING AGREEMENT (this “Agreement”) is made effective as of February 1, 2015 by and between KEYBANK NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, the “Master Servicer”), and BERKADIA COMMERCIAL MORTGAGE LLC, a Delaware limited liability company (together with its successors and assigns permitted under this Agreement, the “Subservicer”).

RECITALS

The following Recitals are a material part of this Agreement:

A.           Pursuant to the Pooling and Servicing Agreement (the “PSA”) dated as of February 1, 2015, among Morgan Stanley Capital I Inc., as Depositor, Master Servicer, as Master Servicer, LNR Partners, LLC, as Special Servicer, CWCapital Asset Management LLC, as Excluded Mortgage Loan Special Servicer, Situs Holdings, LLC, as Trust Advisor, and Wells Fargo Bank, National Association, as Trustee, Certificate Administrator, Certificate Registrar, Authenticating Agent and Custodian, with respect to the Morgan Stanley Bank of America Merrill Lynch Trust 2015-C21, Commercial Mortgage Pass-Through Certificates, Series 2015-C21 (a copy of which has been delivered to the Subservicer), the Master Servicer services and administers the Loans (as defined below) on behalf of the Trust (as defined in the PSA).

B.           The Master Servicer and the Subservicer desire to enter into an agreement whereby the Subservicer shall perform certain of the Master Servicer’s servicing responsibilities under the PSA with respect to the Mortgage Loans as more specifically set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Master Servicer and the Subservicer hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Defined Terms.

All capitalized terms not otherwise defined in this Agreement have the meanings set forth in the PSA, and the following capitalized terms have the respective meanings set forth below:

“Accepted Subservicing Practices”: As defined in Section 2.01.

“Accounts”: The Subservicer Collection Account and Escrow Accounts maintained by the Subservicer under this Agreement, each of which shall be held in the name of the Subservicer, “in trust for KeyBank National Association, as Master Servicer on behalf of Wells Fargo Bank, National Association, as Trustee for the benefit of the Holders of Morgan Stanley Bank of America Merrill Lynch Trust 2015-C21, Commercial Mortgage Pass-Through Certificates, Series 2015-C21.”

“Additional Subservicing Compensation”: As defined in Section 4.01.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement”: This Subservicing Agreement, as amended, modified, supplemented or restated by the parties from time to time.

“Commission”: The Securities and Exchange Commission or any successor thereto.

“Determination Date”: The 11th calendar day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing in March 2015.

“Distribution Date”: With respect to any Determination Date, the fourth (4th) Business Day after the related Determination Date, commencing in March 2015.

“EDGAR”: The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

“Event of Default”: As defined in Section 6.01.

“Exchange Act”: The Securities Exchange Act of 1934, as amended from time to time.

“Indemnified Party”: As defined in Section 7.10(b).

“Master Servicer”: As defined in the first paragraph of this Agreement.

“Mortgage Loan”: Each of the mortgage loans that are the subject of this Agreement and are identified on the Mortgage Loan Schedule.

“Mortgage Loan Schedule”: The schedule of certain mortgage loans attached hereto as Exhibit A, which schedule sets forth certain information with respect to such mortgage loans, including the related Subservicing Fee Rate for each such mortgage loan.

“Officer’s Certificate”: A certificate signed by a Servicing Officer of the Subservicer.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Property Inspection Report”: A written report of each inspection of a Mortgaged Property performed by the Subservicer, which shall be delivered electronically pursuant to this Agreement substantially in the form attached hereto as Exhibit C (or in such other form as may be reasonably acceptable to the Master Servicer and the Subservicer) and, in any event, shall set forth in detail the condition of the subject Mortgaged Property and specify the occurrence or existence of any sale, transfer or abandonment of, any change in the condition, occupancy or value of, or any waste committed on, the subject Mortgaged Property of which the Subservicer is aware.

“PSA”: As defined in the Recitals to this Agreement.

“Rating Agency”: As defined in the PSA.

“Regulation AB”: Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to the Subservicer, which are the Servicing Criteria applicable to the Master Servicer as set forth on Schedule X of the PSA. With respect to any Servicing Function Participant or other subservicer engaged by the Subservicer, the term “Relevant Servicing Criteria” refers to the items of the Relevant Servicing Criteria applicable to the Subservicer that engaged such Servicing Function Participant or other subservicer that are applicable to such Servicing Function Participant or other subservicer based on the functions it has been engaged to perform.

“Remittance Report”: A written report regarding any remittance made pursuant to the terms and provisions of this Agreement, which report shall be delivered electronically pursuant to this Agreement substantially in the form attached hereto as Exhibit B (or in such other form as may be reasonably requested by the Master Servicer from time to time).

“Responsible Officer”: Any officer or employee of the Subservicer or the Master Servicer, as the case may be, involved in or responsible for the administration, supervision or management of this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party.

“Restricted Servicing Action”: As defined in Section 2.03(a).

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time.

“Servicing Officer”: Any officer and/or employee of the Subservicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Subservicer to the Master Servicer on the Closing Date, as such list may be amended from time to time thereafter.

“Subservicer”: As defined in the first paragraph of this Agreement.

“Subservicer Collection Account”: As defined in Section 3.01(a)(v).

“Subservicer Remittance Date”: The Business Day immediately following the Determination Date.

“Subservicing Fee”: With respect to each Mortgage Loan, the fee designated as such and payable to the Subservicer pursuant to Section 4.01.

“Subservicing Fee Rate”: A rate per annum with respect to each Mortgage Loan as set forth on the Mortgage Loan Schedule.

“Subservicing File”: With respect to each Mortgage Loan, all documents, information and records relating to such Mortgage Loan that are necessary or appropriate to enable the Subservicer to perform its obligations under this Agreement and any additional documents or information related thereto maintained or created in any form by the Subservicer, including all analysis, working papers, inspections reports, written communications with any Mortgagor or other Person, and all other information collected from or concerning any Mortgagor or the related Mortgaged Property in the Subservicer’s possession.

“Tax, Insurance, UCC and Letter of Credit Certification”: A written report certifying for the applicable quarterly period that all property taxes and hazard insurance premiums that are due have been paid in full, that all UCC liens, assignments or continuations are current and that all letters of credit are current, which report shall be delivered electronically pursuant to this Agreement substantially in the form attached hereto as Exhibit D (or in such other form as may be reasonably requested by the Master Servicer from time to time).

ARTICLE II.

RETENTION AND AUTHORITY OF SUBSERVICER

Section 2.01.  Servicing Standard; Commencement of Servicing Responsibilities.

The Master Servicer hereby engages the Subservicer to perform, and the Subservicer hereby agrees to perform, the servicing duties and obligations of the Master Servicer under the PSA with respect to the Mortgage Loans throughout the term of, and upon and subject to the terms, covenants and provisions of, this Agreement. The Subservicer shall service and administer the Mortgage Loans pursuant to this Agreement for the benefit of the Master Servicer and the Certificateholders (as a collective whole) as determined by the Subservicer, in its reasonable judgment, in accordance with applicable law, the terms of this Agreement, the terms of the respective Mortgage Loans and any and all applicable intercreditor, participation, co-lender and similar agreements, and, to the extent consistent with the foregoing, further as follows: (a) in the same manner in which, and with the same care, skill, prudence and diligence with which the Subservicer services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) with the same care, skill, prudence and diligence with which the Subservicer services and administers commercial and multifamily mortgage loans owned by it, whichever standard is higher; (c) with a view to the timely collection of all scheduled payments of principal and interest under the subject Mortgage Loans; and (d) without regard to: (i) any relationship that the Subservicer or any Affiliate thereof may have with the related Mortgagor, any Mortgage Loan Seller or any other party to the PSA, (ii) the ownership of any Certificate, interest in a mezzanine loan or other subordinate or pari-passu interest by the Subservicer or by any Affiliate thereof, (iii) the right of the Subservicer (or any Affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction, (iv) the ownership, servicing or management for itself or others of any other mortgage loans or mortgaged properties by the Subservicer or any Affiliate thereof, or (v) any debt that the Subservicer or any Affiliate thereof has extended to any Mortgagor or any Affiliate thereof. The above-described servicing standards are referred to in this Agreement as “Accepted Subservicing Practices.”

Section 2.02.  Subservicing.

To the extent necessary for the Subservicer to comply with applicable laws, or if otherwise consented to by the Master Servicer, the Subservicer may enter into any subservicing agreement with another subservicer that would permit such subservicer to perform any or all of the Subservicer’s servicing responsibilities under this Agreement as long as each such subservicing agreement complies with the requirements for subservicing agreements in PSA Section 8.4. Notwithstanding any subservicing agreement, the Subservicer shall remain directly obligated and primarily liable to the Master Servicer for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreement to the same extent and under the same terms and conditions as if the Subservicer were servicing the Mortgage Loans alone.

Section 2.03.  Authority of Subservicer.

(a)           Except as otherwise provided in this Agreement and subject to the terms of this
Agreement, the right of the Special Servicer to process Major Decisions and Special Servicer Decisions, and the Master Servicer’s limitations of authority as Master Servicer under the PSA, in performing its obligations under this Agreement, the Subservicer shall have full power and authority to take any and all actions in connection with such obligations that it deems necessary or appropriate; provided, however, that the Subservicer shall not take any of the following actions (each, a “Restricted Servicing Action”) with respect to any Mortgage Loan without first notifying the Master Servicer in writing within two (2) Business Days after receiving notice of such action or the related Mortgagor’s request therefor:

(i)           any release or disbursement of (A) earnout or holdback amounts securing a Mortgage Loan (which means, for the avoidance of doubt, any disbursement or funding to a Mortgagor of previously funded (but held back), escrowed or otherwise reserved portion of the original loan proceeds of such Mortgage Loan) or (B) other than in accordance with the specific terms of, or upon satisfaction of, a Mortgage Loan, any other cash reserves or escrowed funds or other similar collateral (such as escrows for tax and insurance payments) securing a Mortgage Loan;

(ii)           any draw down of funds under, or any release, modification, amendment, alteration or renewal of, a letter of credit or other additional collateral related to any Mortgage Loan;

(iii)         any grant or withholding of consent to, or the performance of, any defeasance of a Mortgage Loan in accordance with PSA Section 8.3(h);

(iv)         any modification, waiver, amendment or other action contemplated by PSA Sections 8.3(a) and 8.18, of or with respect to any Mortgage Loan, whether or not material, including any forgiveness of principal, any change in the amount or timing of any payment of principal or interest, maturity, extension rights or prepayment provisions or the substitution, full or partial release or addition of any collateral for any Mortgage Loan (provided further, that consents to leasing activity are subject to Section 2.03(a)(xi) below);

(v)          granting or withholding consent to any transfer of ownership of a Mortgaged Property or any transfer of any interest in any Mortgagor or any owner of a Mortgaged Property (including entering into any assumption agreement in connection therewith) or, in connection with an assumption of any Mortgage Loan or any other transaction contemplated by PSA Section 8.7, waiving any requirement in the related Mortgage Loan documents to pay any fees or expenses (including any Rating Agency fees or general out-of-pocket expenses that include Rating Agency fees);

(vi)         granting or withholding consent to any request for approval to encumber a Mortgaged Property with subordinate or other financing or to encumber any interest in any Mortgagor or any owner of a Mortgaged Property with mezzanine financing;

(vii)        any determination of whether or not to release any Insurance Proceeds or Condemnation Proceeds to the Mortgagor under any Mortgage Loan;

(viii)       any waiver of any Penalty Charges, Default Interest, Prepayment Premiums, Yield Maintenance Charges, or other prepayment charges under any Mortgage Loan;

(ix)          any action to initiate, prosecute and manage foreclosure proceedings or other legal proceedings related thereto in connection with any Mortgage Loan;

(x)           any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any Mortgaged Property or any termination or change, or consent to the termination or change, of the franchise affiliation with respect to any hospitality property that in whole or in part constitutes any Mortgaged Property;

(xi)          approving or granting any consent to leasing activity (including any subordination, standstill and attornment agreement) with respect to any Mortgaged Property except as provided for in the paragraph below;

(xii)         granting any consent to any request by a Mortgagor for approval to incur additional indebtedness or to amend or modify its organizational documents;

(xiii)        any determination with respect to a Mortgage Loan as to whether a default has occurred under the related Mortgage Loan documents by reason of any failure on the part of the related Mortgagor to maintain (A) any insurance required under the related Mortgage Loan documents, (B) an all-risk casualty insurance policy or an extended coverage insurance policy (with special form coverage) that does not contain any exclusion for (or a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act, or (C) insurance coverage for property damage resulting from a terrorist or similar act upon terms no less favorable than those in place as of the Closing Date; or

(xiv)        permitting, or granting or withholding consent to, or performing a modification to permit, a Principal Prepayment of a Mortgage Loan.

With respect to any Restricted Servicing Action performed by the Special Servicer under the terms of the PSA, the Subservicer shall deliver to the Master Servicer the related Mortgagor’s request therefor and any other documents or information related thereto in its possession or otherwise reasonably requested by the Master Servicer and the Subservicer shall not have any obligation to obtain any consent or approval from the Special Servicer. With respect to any Restricted Servicing Action performed by the Master Servicer under the terms of the PSA, the Subservicer shall not perform such action without obtaining the prior written consent of the Master Servicer (which consent (x) may be in the form of an asset business plan approved in writing by the Master Servicer and (y) shall be subject to the prior approval of the Special Servicer, the Loan-Specific Directing Holder, if applicable, the Rating Agencies and any other Person if so required under the PSA, which approvals shall be requested by the Master Servicer), except that the Subservicer may, without the Master Servicer’s prior written consent, process any routine leasing activity described in Section 2.03(a)(xi) with respect to a Mortgage Loan approval of routine leasing activities that does not (a) involve a ground lease or an outparcel or affect an area greater than or equal to the greater of (i) 10% of leasable space or (ii) 20,000 square feet, (b) is not for over 50,000 square feet, or (c) does not otherwise constitutes a “major lease” or “material lease,” if applicable, under the related Mortgage Loan documents. Without limiting the foregoing, any Restricted Servicing Action with respect to Principal Prepayments contemplated by Section 2.03(a)(xiv) shall be administered pursuant to Section 3.01(c).

(b)          Regardless of whether the consent or approval of the Master Servicer is required pursuant to this Agreement, the Subservicer shall take or refrain from taking any action that is directed by the Master Servicer and relates to the Subservicer’s obligations under this Agreement; provided, however, that the Subservicer shall not be obligated to take or refrain from taking any such action to the extent that the Subservicer determines in its reasonable discretion that taking or refraining from taking such action may cause (i) a violation of applicable laws, court orders or restrictive covenants with respect to any Mortgage Loan or Mortgaged Property or (ii) a violation of any term or provision of a Mortgage Loan.

ARTICLE III.

SERVICES TO BE PERFORMED

Section 3.01.  Services as Subservicer.

With respect to each Mortgage Loan, the Subservicer shall, in accordance with Accepted Subservicing Practices and subject to the supervision of the Subservicer by the Master Servicer as set forth in this Agreement, perform the following servicing activities on behalf of the Master Servicer:

(a)          The Subservicer shall, subject to the limitations and restrictions on its authority otherwise set forth in this Agreement, perform the duties and obligations with respect to the Mortgage Loans that the Master Servicer is required to perform under PSA Sections 2.3(e) (Rule 15Ga-1 reporting), 5.1 (collections and collection account), 8.1 (general servicing), 8.3 (defeasance, ground leases, escrow accounts, lock-box accounts and other obligations), 8.6 (insurance, taxes and assessments), 8.7 (enforcement, due-on-sale), 8.8 (release of files), 8.11 (reports to Certificate Administrator), 8.14 (reports and financial statements), 8.16 (Rule 144 Information), 8.17 (inspections), 8.18 (modifications, waivers and amendments), 8.19 (servicing transfers), 8.27 (REMIC and Grantor Trust compliance), 12.1 (REMIC administration), and Articl XIII (Exchange Act Reporting and Regulation AB Compliance); provided, however, that:

(i)            the Subservicer shall file a UCC Financing Statement amendment continuing the effectiveness of each UCC Financing Statement filed with respect to each Mortgage Loan within six (6) months before (and not later than three (3) months before) the expiration of the five year period of effectiveness of such UCC Financing Statement, and shall deliver monthly reports of such UCC Financing Statement amendments to the Master Servicer;

(ii)           the Subservicer shall provide the Master Servicer with notice of any communication by the Mortgagor with respect to any related letter of credit provided by such Mortgagor;

(iii)          the Subservicer shall have no obligation to make Advances; provided, that the Subservicer shall provide the Master Servicer not less than five (5) Business Days’ written notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to any Mortgage Loan (which notice shall include any and all information in the Subservicer’s possession, and any additional information reasonably requested by the Master Servicer, that will enable the Master Servicer to determine whether such Servicing Advance would constitute a Nonrecoverable Advance);

(iv)          with respect to each Mortgage Loan, the Subservicer shall, consistent with Accepted Subservicing Practices, monitor the related Mortgagor’s insurance obligations in accordance with PSA Section 8.6, and in the event a Mortgagor fails to maintain such insurance, the Subservicer shall promptly (A) notify the Master Servicer in writing of such Mortgagor’s failure to maintain such insurance and whether or not such insurance is required by the terms of the related Mortgage Loan documents, and (B) deliver to the Master Servicer all documents and other information in Subservicer’s possession, and any additional information reasonably requested by the Master Servicer, to assist the Master Servicer in determining, among other things, whether or not such insurance is available at commercially reasonable rates; provided that the Subservicer shall not be required to maintain insurance coverage on any Mortgaged Property;

(v)          the Subservicer shall establish a collection account (the “Subservicer Collection Account”) meeting all of the requirements of the Collection Account maintained by the Master Servicer under the PSA, and references to the Collection Account in PSA Section 5.1 shall be references to such Subservicer Collection Account; provided that any withdrawals from the Subservicer Collection Account shall be made only as specifically authorized under this Agreement;

(vi)         the creation of any Account shall be evidenced by a certification substantially in the form attached hereto as Exhibit E, and a copy of any such certification shall be delivered to the Master Servicer on or prior to the Closing Date and thereafter upon any transfer of such Account;

(vii)        the Subservicer may invest the funds in the Accounts in one or more Eligible Investments on the same terms as the Master Servicer may invest funds in the Collection Account and the Escrow Accounts under PSA Section 5.1(e)-(g) and 8.3(e), and subject to the same restrictions and obligations regarding maturity dates, gains, losses, possession of Eligible Investments and Eligible Investments payable on demand;

(viii)       Section 3.03 of this Agreement shall control with respect to the Subservicer’s obligation to maintain a fidelity bond and errors and omissions insurance policy that satisfies the requirements of PSA Section 8.2;

(ix)          Section 4.01 of this Agreement shall control with respect to which servicing fees and additional servicing compensation the Subservicer may retain;

(x)           the Subservicer shall, within forty (40) days after the Closing Date, deliver to the Master Servicer written evidence of each notification to a related ground lessor pursuant to PSA Section 8.3(i);

(xi)          all notices, information, reports, certifications, consents, and other documentation that are required under the PSA to be provided by the Master Servicer to, or obtained by the Master Servicer from, the Trustee, the Depositor, the Seller, the Rating Agencies, the Certificate Administrator, the Operating Advisor, the Special Servicer, the Controlling Class Representative or any other Person shall be provided by the Subservicer to the Master Servicer only (or as otherwise directed by the Master Servicer) within the time set forth in this Agreement (or if no such time is set forth, within one (1) Business Day prior to the date on which the Master Servicer is required to deliver such item to the applicable Person); and

(xii)         the Subservicer shall not be responsible for any mortgage loan pool-wide reporting under the PSA; and

(xiii)        subject to Section 2.03(a)(iv) of this Agreement, the Subservicer shall be responsible for closing and processing all modifications, waivers and amendments with respect to any performing Mortgage Loan, in accordance with PSA Section 8.18.

(b)           The Subservicer shall promptly notify the Master Servicer in writing of all material collection and customer service issues and furnish the Master Servicer with copies of all written communications regarding such issues between the Subservicer and any Mortgagor or any third party in connection with the Subservicer’s obligations under this Agreement, including any assumption, prepayment or payoff request or notice and any default notice delivered to a Mortgagor. The Subservicer shall send an initial delinquency notice in connection with any delinquent monthly payment but shall not take any other action in connection with a delinquency or default under a Mortgage Loan (including any enforcement, foreclosure or other action).

(c)           The Subservicer shall: (i) promptly forward to the Master Servicer all requests for or notices of Principal Prepayments; (ii) not later than five (5) Business Days after its receipt of any such request or notice, deliver to the Master Servicer a payoff statement calculated by the Subservicer with respect to such Principal Prepayment setting forth the amount of the Principal Prepayment, the aggregate interest accrued thereon, the rates used, the date of such rates, and the other fees or expenses to be paid by the Mortgagor; and (iii) deliver to the Master Servicer any and all information requested with respect to such Principal Prepayment to verify the Subservicer’s calculations or otherwise. The Master Servicer shall respond within five (5) Business Days after the Master Servicer’s receipt of such requests, notices or other requested information or the Master Servicer shall be deemed to have approved the Subservicer’s calculations. All fees related to any such Principal Prepayment shall be paid to the Master Servicer. If the Subservicer accepts any Principal Prepayment, then it shall (pursuant to wiring instructions from the Master Servicer) remit such Principal Prepayment to the Master Servicer within one (1) Business Day after its receipt of available funds with respect thereto.

If the Subservicer breaches Section 2.03(a)(xiv) or this Section 3.01(c) in connection with any Principal Prepayment resulting in an obligation by the Master Servicer to make a payment in respect of any Compensating Interest Payment or Prepayment Interest Shortfall under PSA Section 6.7, then the Subservicer shall, on or before 2:00 p.m. (New York City time) on the Subservicer Remittance Date following such breach, remit to the Master Servicer (pursuant to wiring instructions from the Master Servicer) the amount of such Compensating Interest Payment or Prepayment Interest Shortfall; but in no event shall any such Prepayment Interest Shortfall exceed the Subservicing Fee for the related Distributions Date. If such Prepayment Interest Shortfall is not so remitted to the Master Servicer, then the Subservicer shall also remit to the Master Servicer interest on such Prepayment Interest Shortfall at the Advance Rate from and including such Subservicer Remittance Date, but excluding the date the payment is made. Any payment by the Subservicer, or acceptance by the Master Servicer, of such Compensating Interest Payment or Prepayment Interest Shortfall and any interest thereon shall not be construed to constitute a waiver of an Event of Default.

(d)           The Subservicer shall promptly notify the Master Servicer in writing upon obtaining actual knowledge or receipt of notice by the Subservicer of (i) the occurrence of any event that causes, or with notice or the passage of time or both would cause, any Mortgage Loan to become a Specially Serviced Mortgage Loan or (ii) receives notice alleging a Material Document Defect or Material Breach, a Demand, or withdrawal of a Demand and, in each case, shall cooperate with the Master Servicer in pursuing its obligations under the PSA, including the REMIC provisions of the PSA.

(e)           With respect to all servicing responsibilities of the Master Servicer under the PSA that are not being performed by the Subservicer under this Agreement, the Subservicer shall promptly notify the Master Servicer in writing of (and in any event, within one (1) Business Day after) its receipt of notice thereof or a request therefor and shall reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities, including the REMIC provisions of the PSA.

(f)            No later than the fifteenth (15th) day of each month, the Subservicer shall deliver to the Master Servicer a statement prepared by the Subservicer setting forth the status of the Subservicer Collection Account as of the close of business on the Determination Date in such month (together with a copy of the most recent monthly bank reconciliation statement received by the Subservicer with respect to the Subservicer Collection Account) and showing the aggregate amount of deposits into and withdrawals from the Subservicer Collection Account since the preceding Determination Date for each category of deposit specified in PSA Section 5.1 and each category of withdrawal specified in PSA Section 5.2.

(g)           Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date beginning in March 2015, the Subservicer shall prepare and deliver or cause to be delivered to the Master Servicer, in a computer-readable medium downloadable by the Master Servicer (or, at the Master Servicer’s written request, in a form reasonably acceptable to the Master Servicer and the Subservicer, including on a loan-by-loan basis), the CREFC Loan Periodic Update File, the CREFC Property File, the CREFC Financial File, the CREFC Delinquent Loan Status Report, the CREFC Historical Loan Modification and Corrected Mortgage Loan Report, the CREFC Loan Level Reserve/LOC Report, the CREFC Comparative Financial Status Report, the CREFC Servicer Watch List and, to the extent required to be delivered by the Master Servicer under the PSA, any other file or report that may from time to time be recommended by the CREFC for commercial mortgage-backed securities transactions generally (substantially in the form of, and containing the information called for in, the downloadable form of such file or report then-available on the CREFC Website) and requested by the Master Servicer, in each case providing the most recent information with respect to the Mortgage Loans as of the close of business on the related Determination Date (and which, in each case, if applicable, will identify each Mortgage Loan by loan number and property name).

No later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date beginning in March 2015, the Subservicer shall prepare and deliver or cause to be delivered to the Master Servicer, in a computer-readable medium downloadable by the Master Servicer (or, at the Master Servicer’s written request, in a form reasonably acceptable to the Master Servicer, including on a loan-by-loan basis), the CREFC Comparative Financial Status Report for each Mortgage Loan or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (a) the most current available year to date; (b) each of the previous two full fiscal years stated separately (to the extent such information is in the Subservicer’s possession); and (c) the “base year” (representing the original analysis of information used as of the Cut Off Date).

(h)           The Subservicer shall use its reasonable efforts to obtain quarterly and annual operating statements, budgets and rent rolls with respect to each of the Mortgage Loans, and quarterly and annual financial statements of each related Mortgagor required to be delivered pursuant to the related Mortgage Loan documents, which efforts shall include sending a letter to such Mortgagor each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements, budgets, rent rolls and financial statements by no later than thirty (30) days after the subject fiscal quarter (commencing with the quarter ending March 31, 2015) or sixty (60) days after the subject fiscal year (commencing with the year ending December 31, 2015), as applicable. The Subservicer shall deliver electronically to the Master Servicer copies of all of the foregoing items so collected in an imaged PDF format, Excel format, or such other format reasonably acceptable to the Master Servicer and the Subservicer (using a naming convention for such PDF files, Excel files or other format that is reasonably acceptable to the Master Servicer) within twenty (20) days after the Subservicer’s receipt of such items together with the CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet required by Section 3.01(i).

(i)           The Subservicer shall maintain a CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet with respect to each Mortgaged Property. Commencing with the calendar quarter ending March 2015, within twenty (20) days after receipt by the Subservicer of any annual or quarterly operating statements (provided that the Subservicer shall not be required to update the CREFC Operating Statement Analysis Reports or CREFC NOI Adjustment Worksheet more often than quarterly) or rent rolls with respect to any Mortgaged Property the Subservicer shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the CREFC Operating Statement Analysis Report and the CREFC NOI Adjustment Worksheet for the subject Mortgaged Property as of the end of the preceding fiscal year or fiscal quarter, as the case may be, and shall remit to the Master Servicer electronically PDF copies, Excel files or other format reasonably acceptable to the Master Servicer and the Subservicer thereof (using a naming convention for such PDF files, Excel files or other format of files that is reasonably acceptable to the Master Servicer) together with (if not otherwise delivered pursuant to this Agreement) PDF copies of the underlying operating statements and rent rolls.

The Subservicer shall determine and analyze financial ratios and perform other financial analysis required under the CREFC reporting guidelines (including the preparation of related comments under such guidelines) and deliver to the Master Servicer all reports summarizing such analysis based upon the property operating statements with respect to the related Mortgaged Property and the financial statements of the related Mortgagor and each related guarantor collected by the Subservicer, which reports shall be in the forms required under this Agreement.

(k)           Each month by 2:00 p.m. (New York City time) on the Subservicer Remittance Date, the Subservicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, all amounts received by the Subservicer with respect to the Mortgage Loans on or before the close of business on the Business Day immediately preceding such,Subservicer Remittance Date. In addition, the Subservicer shall remit to the Master Servicer within one (1) Business Day after receipt any delinquent payments on the Mortgage Loans received by the Subservicer and any related Penalty Charges. Each of the foregoing remittances of funds (A) shall be accompanied by a Remittance Report and (B) may be net of any Subservicing Fees due and payable to the Subservicer and payments in the nature of Additional Subservicing Compensation.

(1)           The Subservicer shall, by 12:00 p.m. (New York City time) on the Business Day after its receipt, remit to the Master Servicer (pursuant to wiring instructions from the Master Servicer) any whole or partial Balloon Payments, Principal Prepayments, prepayment premiums, Yield Maintenance Charges, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds, and any interest thereon, together with a Remittance Report.

(m)          The Subservicer shall prepare or have prepared, and deliver to the Master Servicer in PDF format, Excel format or other format as reasonably acceptable to the Master Servicer and the Subservicer (using a naming convention for such PDF files, Excel files or other format of files that is reasonably acceptable to the Master Servicer), an Inspection Report for each inspection performed by it or on its behalf by a third party, in each case within 25 days following the completion of the related inspection or, if the inspection is performed by a third party, within 20 days after its receipt of an inspection report from such third party.

(n)          The Subservicer shall provide the Master Servicer with such reports and other information (in the Subservicer’s possession or to the extent readily obtainable and as reasonably requested by the Master Servicer and in an electronic format reasonably acceptable to the Master Servicer) with respect to the servicing of the Mortgage Loans by the Subservicer under this Agreement in order for the Master Servicer to perform its duties under the PSA, including all reports and information required under PSA Sections 8.11, 8.14 and 8.17.

(o)          Within fifteen (15) days following the end of each calendar quarter, the Subservicer shall prepare and deliver to the Master Servicer the Tax, Insurance, UCC and Letter of Credit Certification in the form attached hereto as Exhibit D.

(p)          The Subservicer shall notify the Master Servicer within two (2) Business Days after any event or action that triggers or otherwise affects any cash management provision under any of the Mortgage Loan documents.

(q)          Following its receipt from the Depositor, the Master Servicer shall provide a copy of the Mortgage Loan Purchase Agreement to the Subservicer. The Subservicer shall notify the Master Servicer in writing within five (5) Business Days after the Subservicer discovers or receives notice alleging a Material Document Defect or a Material Breach or receives a Demand or a withdrawal of a Demand by the Person making the Demand. The Subservicer shall promptly provide to the Master Servicer a copy of any written Demand received by the Subservicer and such other information in the possession of the Subservicer reasonably requested by the Master Servicer to fulfill its obligations under Section 2.3 of the PSA.

(r)           The Subservicer shall promptly notify the Master Servicer if the Subservicer becomes an Affiliate of the Trustee.

Section 3.02.  Portfolio Manager.

(a)          The Subservicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Master Servicer and to provide assistance to the Master Servicer consistent with the Master Servicer’s supervisory authority over the Subservicer under this Agreement.

(b)          The Master Servicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Subservicer and to provide to the Subservicer information, materials and correspondence relating to the Mortgage Loans and the related Mortgagors which may be necessary or appropriate to enable the Subservicer to perform its obligations under this Agreement.

Section 3.03.  Maintenance of Errors and Omissions and Fidelity Coverage.

The Subservicer shall obtain and maintain with Qualified Insurers, at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering all of the Subservicer’s officers, employees and agents acting on behalf of the Subservicer in connection with its activities under this Agreement that satisfies the fidelity bond and errors and omissions insurance policy requirements under PSA Section 8.2. The Subservicer shall deliver or cause to be delivered to the Master Servicer a certificate of insurance or other evidence of such fidelity bond and insurance within thirty (30) days of the Closing Date and thereafter (i) at least thirty (30) days prior to the scheduled expiration thereof, (ii) if not delivered in any calendar year pursuant to clause (i), then upon each anniversary of the Closing Date, and (iii) from time to time upon the Master Servicer’s reasonable request. Such fidelity bond and errors and omissions policy shall provide that it may not be canceled without twenty (20) days’ prior written notice to the Master Servicer. The Subservicer shall (i) furnish to the Master Servicer copies of all binders and policies or certificates evidencing that such fidelity bond and errors and omissions insurance policy are each in full force and effect, and (ii) promptly report or cause its insurer(s) to report in writing to the Master Servicer any termination of or any material changes to the Subservicer’s fidelity bond or errors and omissions insurance policy.

Section 3.04.  Delivery and Possession of Servicing Files.

The Subservicer hereby acknowledges possession of the Subservicing Files and acknowledges and agrees that the Master Servicer has never previously had possession of or control over, and therefore makes no warranty or representation as to the contents or completeness of, the Subservicing Files. The contents of each Subservicing File are and shall be held in trust by the Subservicer for the benefit of the Trust as the owner thereof; the Subservicer’s possession of the contents of each Subservicing File is for the sole purpose of servicing the related Mortgage Loan; and such possession by the Subservicer shall be in a custodial capacity only. The Subservicer shall release its custody of the contents of any Subservicing File only in accordance with written instructions from the Master Servicer, and upon request of the Master Servicer, the Subservicer shall deliver to the Master Servicer the requested Subservicing File or an electronic copy (in a format reasonably acceptable to the Master Servicer) of any document contained therein.

Section 3.05  Financial Statements of the Subservicer.

Upon the request of the Master Servicer the Subservicer shall deliver to the Master Servicer financial statements of the Subservicer and its subsidiaries for its last complete fiscal year. All such financial statements shall be prepared in accordance with GAAP consistently applied, and shall fairly present the pertinent results of (i) operations for such year, (ii) the financial position at the end of such year, and (iii) changes in financial position with respect to the Subservicer’s last complete fiscal year.

Section 3.06  Exchange Act Reporting and Regulation AB Compliance.

(a)           Intent of the Parties. The parties hereto acknowledge and agree that the purpose of this Section 3.06 is, among other things, to facilitate compliance with the provisions of Regulation AB and related rules and regulations of the Commission and the PSA requirements related thereto. The Subservicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Master Servicer for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Morgan Stanley Bank of America Merrill Lynch Trust 2015-C21, Commercial Mortgage Pass-Through Certificates, Series 2015-C21, the Subservicer shall cooperate fully with the Master Servicer, the Depositor and the Trustee to deliver or make available to them (and any of their respective assignees or designees) any and all statements, reports, certifications, records and any other information in its possession and (as determined by the Master Servicer, the Depositor or the Trustee, as applicable) necessary to permit the Master Servicer, the Depositor, and the Trustee to comply with the provisions of Regulation AB and the PSA, together with such disclosures relating to the Subservicer or the servicing of the Mortgage Loans reasonably believed by the Master Servicer or the Depositor, as applicable, to be necessary in order to effect such compliance.

(b)           Information to be Provided by the Subservicer.

(i)           The Subservicer shall, for so long as the Trust is subject to the reporting requirements of the Exchange Act, promptly following written notice to or discovery by the Subservicer, (A) notify the Master Servicer in writing of (I) any material litigation or governmental proceedings pending against the Subservicer that, in each such case, would be material to the Certificateholders and (II) any affiliations or relationships that develop following the Closing Date between the Subservicer and any other Person with respect to the Morgan Stanley Bank of America Merrill Lynch Trust 2015-C21, Commercial Mortgage Pass-Through Certificates, Series 2015-C21, and (B) provide to the Master Servicer or the Depositor a description of such proceedings, affiliations or relationships.

(ii)           For so long as the Trust is subject to the reporting requirements of the Exchange Act, in connection with the succession to the Subservicer as subservicer under this Agreement by any Person, the Subservicer shall provide to the Master Servicer and the Depositor, at least fifteen (15) days prior to the effective date of such succession, (x) written notice to the Master Servicer and the Depositor of such succession and (y) in writing and in form and substance reasonably satisfactory to the Master Servicer and the Depositor, all information reasonably requested by the Master Servicer or the Depositor in order to comply with its reporting obligations under the PSA (including any report under Item 6.02 of Form 8-K).

(iii)          If, during any year the Trust is subject to the reporting requirements of the Exchange Act, the Subservicer appoints a servicer that constitutes a “servicer” contemplated by Item 1108(a)(2) of Regulation AB, then the Subservicer shall cause such servicer, in connection with its acceptance of such appointment, to provide the Master Servicer, the Depositor and the Certificate Administrator with such information regarding itself, its business and operations and its servicing experience and practices, as is required to be reported by the Certificate Administrator pursuant to Item 6.02 of Form 8-K.

(iv)         The Subservicer acknowledges and agrees that the information to be provided by it (or by any Servicing Function Participant acting on its behalf hereunder) pursuant to or as contemplated by this Section 3.06 is intended to be used in connection with the preparation of any reports required by the Exchange Act with respect to the Trust.

(v)          The Subservicer shall promptly provide to the Master Servicer a written description (in form and substance satisfactory to the Master Servicer) of the role and function of each Subcontractor that is a Servicing Function Participant (pursuant to Item 1108(a)(2) of Regulation AB) utilized by the Subservicer, specifying (A) the identity of such Subcontractor, and (B) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each such Subcontractor. The Subservicer shall cause any Subcontractor determined to be a Servicing Function Participant to comply with the provisions of this Section 3.06 to the same extent as if such Subcontractor were the Subservicer. The Subservicer shall obtain from each such Subcontractor and deliver to the Master Servicer any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under this Section 3.06, in each case, as and when required to be delivered.

(c)           Additional Obligations. Without limiting any other provision of this Section 3.06, the Subservicer shall (i) observe and perform any obligation applicable to a “Servicing Function Participant”

set forth in Article XIII of the PSA, (ii) reasonably cooperate with the Master Servicer, the Certificate Administrator and the Depositor in connection with the Trustee’s and the Depositor’s efforts to satisfy the Trust’s reporting requirements under the Exchange Act, and (iii) if the Subservicer is terminated or resigns pursuant to the terms of this Agreement, provide the reports (annual or otherwise) and other information required by this Section 3.06 with respect to the period of time that the Subservicer was subject to this Agreement.

(d)           Additional Filing Disclosures.

(i)            Additional Form 10-D Disclosures. For so long as the Trust is subject to the reporting requirements of the Exchange Act, the Subservicer shall, within one (1) day after the related Distribution Date, provide to the Master Servicer, the Certificate Administrator and the Depositor, to the extent known by the Subservicer or a Servicing Officer thereof (other than information contemplated by Item 1117 of Regulation AB, which shall be reported if known by any Servicing Officer, any lawyer in the in-house legal department or any senior manager of the Subservicer), in EDGAR-compatible form (or in such other format as otherwise agreed upon by the Subservicer, the Master Servicer, the Depositor and the Certificate Administrator), any Additional Form 10-D Disclosure described on Schedule XI of the PSA as applicable to the Master Servicer together with an Additional Disclosure Notification substantially in the form of Schedule XIV of the PSA.

(ii)           Additional Form 10-K Disclosures. For so long as the Trust is subject to the reporting requirements of the Exchange Act, the Subservicer shall, no later than March 1 of each year (with no grace period), provide to the Master Servicer, the Certificate Administrator and the Depositor, to the extent known by the Subservicer or a Servicing Officer thereof (other than information contemplated by Item 1117 of Regulation AB, which shall be reported if known by any Servicing Officer, any lawyer in the in-house legal department or any senior manager of the Subservicer), in EDGAR-compatible format (or in such other format as otherwise agreed upon by the Subservicer, the Master Servicer, the Depositor and the Trustee), any Additional Form 10-K Disclosure described on Schedule XII of the PSA as applicable to the Master Servicer together with an Additional Disclosure Notification substantially in the form of Schedule XIV of the PSA.

(iii)          Form 8-K Disclosure Information. For so long as the Trust is subject to the reporting requirements of the Exchange Act, the Subservicer shall, no later than noon (New York City time) on the first Business Day after the occurrence of a Reportable Event requiring disclosure under Form 8-K, provide to the Master Servicer, the Certificate Administrator and the Depositor, to the extent known by the Subservicer or a Servicing Officer thereof (other than information contemplated by Item 1117 of Regulation AB, which shall be reported if known by any officer of the Subservicer), in EDGAR-compatible format (or in such other format as otherwise agreed upon by the Subservicer, the Master Servicer, the Depositor and the Certificate Administrator), any Form 8-K Disclosure Information described on Schedule XIII of the PSA as applicable to the Master Servicer together with an Additional Disclosure Notification substantially in the form of Schedule XIV of the PSA. Without limiting the foregoing, the Subservicer shall promptly notify the Master Servicer, but in no event later than noon on the first Business Day after its occurrence, of any Reportable Event of which it has knowledge.

(iv)         Upon the request of the Master Servicer, the Depositor or the Certificate Administrator, the Subservicer shall promptly provide to the requesting party any information in its possession as is necessary or appropriate for the Master Servicer, the Depositor or the Certificate Administrator, as applicable, to prepare fully and properly any report required under the Exchange Act with respect to the Trust in accordance with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

(e)           Sarbanes-Oxley Certification. The Subservicer shall deliver to the Master Servicer, no later than March 10 of each year, commencing in 2016 (with no cure period) (and otherwise within a reasonable period of time upon request), a certification in the form attached hereto as Exhibit F (a “Performance Certification”), on which the Master Servicer and the Master Servicer’s officers, directors, members, managers, employees, agents and Affiliates (collectively, the “Certification Parties”) can reasonably rely. The Subservicer shall, if it is terminated or resigns pursuant to the terms of this Agreement, provide a Performance Certification to the Master Servicer with respect to the period of time it was subject to this Agreement. Each Performance Certification shall include (x) a reasonable reliance statement by the Subservicer enabling the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 3.06(f), (ii) annual report on assessment of compliance with the Servicing Criteria provided pursuant to Section 3.06(g) and (iii) registered public accounting firm attestation report provided pursuant to Section 3.06(h) and (y) a certification that each such annual report on assessment of compliance discloses any material instances of noncompliance described to the Subservicer’s registered public accounting firm to enable such accountants to render the attestation provided for in Section 3.06(h).

(f)           Annual Compliance Statements. The Subservicer shall deliver to the Master Servicer no later than March 10, commencing in 2016 (or if such day is not a Business Day, then the immediately preceding Business Day) of each year (with no cure period) (and otherwise within a reasonable period of time upon request), an Officer’s Certificate (in Microsoft Word, Microsoft Excel or in such other reasonably requested format) stating, as to the signer thereof, (i) that a review of the Subservicer’s activities during the preceding calendar year or portion thereof and of the Subservicer’s performance under this Agreement, has been made under such officer’s supervision, and (ii) that to the best of such officer’s knowledge, based on such review, the Subservicer has fulfilled all its obligations under this Agreement, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The Master Servicer and the Depositor shall have the right to review the Officer’s Certificate and consult with the Subservicer as to the nature of any failures by the Subservicer.

(g)          Annual Reports on Assessment or Compliance with Servicing Criteria.

(i)           The Subservicer shall deliver to the Master Servicer, no later than March 10 of each year, commencing in 2016 (with no cure period) (and otherwise within a reasonable period of time upon request), a report (in Microsoft Word, Microsoft Excel or in such other reasonably requested format) on an assessment of compliance with the Relevant Servicing Criteria for the Trust’s preceding fiscal year that contains (A) a statement by the Subservicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that the Subservicer used the Servicing Criteria to assess its compliance with the Relevant Servicing Criteria, (C) the Subservicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year of the Trust covered by the Form 10-K required to be filed pursuant to the PSA (including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof), and (D) a statement that a registered public accounting firm has issued an attestation report on the Subservicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. Each assessment of compliance and related attestation contemplated by Section 3.06(h) must be available for general use and may not contain restricted use language. The Master Servicer and the Depositor shall have the right to review the report and consult with the Subservicer as to the nature of any material instance of noncompliance by the Subservicer with the Relevant Servicing Criteria in the fulfillment of any of the Subservicer’s obligations under this Agreement.

(ii)           Within three (3) Business Days prior to the end of each fiscal year for which the Trust is subject to the reporting requirements of the Exchange Act (and otherwise within a reasonable period of time upon request), the Subservicer shall deliver to the Master Servicer the name and address of each Servicing Function Participant and subservicer engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant or subservicer. The Subservicer shall, when it delivers its report on assessment under Section 3.06(g)(i), to the extent received, deliver each report on assessment (and the related accountants’ attestation) of each Servicing Function Participant and subservicer engaged by it.

(h)           Annual Independent Public Accountants’ Attestation. The Subservicer shall cause a registered public accounting firm that is a member of the American Institute of Certified Public Accountant to, no later than March 10 of each year, commencing in 2016 (with no cure period) (and otherwise within a reasonable period of time upon request), furnish a report to the Master Servicer for the preceding fiscal year to the effect that (i) it has obtained a representation regarding certain matters from the management of the Subservicer that includes an assessment from the Subservicer of its compliance with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether the Subservicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding the Subservicer’s assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must (i) be available for general use and not contain restricted use language and (ii) if required to be filed with the Commission under applicable law, include the consent and authorization of such accounting firm for the filing of such report with the Commission. The Master Servicer and the Depositor shall have the right to review the report and consult with the Subservicer as to the nature of any material instance of noncompliance by the Subservicer with the Relevant Servicing Criteria in the fulfillment of any of the Subservicer’s obligations under this Agreement.

(i)           Exchange Act Reporting Indemnification.

(I)           The Subservicer shall indemnify and hold harmless each Certification Party and the Master Servicer and their respective directors, officers, members, managers, employees, agents and affiliates and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Parties”) against any and all expenses, losses, claims, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses, and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation incurred by such Indemnified Party arising out of or based upon (i) any breach of its obligations under this Section 3.06 or (ii) negligence, bad faith or willful misconduct on the part of the Subservicer in the performance of such obligations.

(ii)           If the indemnification provided for in this Section 3.06(i) is unavailable or insufficient to hold harmless any Indemnified Party, then the Subservicer shall contribute to the amount paid or payable to such Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Subservicer on the one hand and the Indemnified Party on the other in connection with a breach of the Subservicer’s obligations under this Section 3.06 or the Subservicer’s negligence, fraud, bad faith or willful misconduct in connection therewith.

(j)            Amendments; Expenses; Subservicers. This Section 3.06 may be amended by the parties hereto for purposes of complying with Regulation AB or to conform to standards developed within the commercial mortgage-backed securities market, notwithstanding anything to the contrary contained in this Agreement. The Subservicer’s obligations under this Section 3.06 shall be performed by it in all cases at its own expense. The Subservicer shall cause any subservicing agreement entered into by it pursuant to Section 2.02 to contain provisions requiring the related subservicer to perform the obligations of the Subservicer under this Section 3.06.

ARTICLE IV.

SUBSERVICER’S COMPENSATION AND EXPENSES

Section 4.01.  Subservicing Compensation.

(a)          As compensation for its activities under this Agreement, the Subservicer shall be entitled to receive the Subservicing Fee with respect to each Mortgage Loan (commencing on such Mortgage Loan’s Due Date in March 2015) unless and until such Mortgage Loan becomes a Specially Serviced Mortgage Loan or a serviced REO Loan. As to each Mortgage Loan, the Subservicing Fee shall accrue at the related Subservicing Fee Rate (in accordance with the same terms of the related promissory note as are applicable to the accrual of interest at the interest rate) and shall be computed on the basis of the same principal amount as interest accrues from time to time on such Mortgage Loan, and for the same period respecting which any related interest payment due on such Mortgage Loan is computed. The Subservicing Fee with respect to any Mortgage Loan shall cease to accrue if such Mortgage Loan becomes a Specially Serviced Mortgage Loan or an REO Loan or if a sale or liquidation occurs in respect of such Mortgage Loan; provided, such Subservicing Fee shall begin accruing upon such Specially Serviced Mortgage Loan becoming a Corrected Mortgage Loan. Subservicing Fees earned with respect to any Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan.

The Subservicer shall be entitled to recover unpaid Subservicing Fees in respect of any Mortgage Loan out of the portion of any related Insurance Proceeds and Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan to the extent the Master Servicer is permitted to recover unpaid Master Servicing Fees to which it is entitled under PSA Section 6.1.

The Subservicer’s right to receive the Subservicing Fees to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of the Subservicer’s responsibilities and obligations under and pursuant to this Agreement and except as otherwise expressly provided in this Agreement.

(b)          The Subservicer shall also be entitled to withdraw from the Subservicer Collection Account and retain, as additional servicing compensation (the “Additional Subservicing Compensation”), subject to any offset provided in the PSA (including offsets for interest on Advances, inspection costs and Additional Trust Expenses), the following items:

(i)           40% (or 20% if the Special Servicer is required to consent to or review the applicable servicing action) of any and all Assumption Fees actually paid by a Mortgagor with respect to each Mortgage Loan that is not a Specially Serviced Mortgage Loan (but only to the extent that all amounts then due and payable with respect to such Mortgage Loans have been paid);

(ii)          50% (or 25% if the Special Servicer is required to consent to or review the applicable servicing action) of any and all Modification Fees and fees in connection with defeasance actually paid by a Mortgagor (and all other commercially reasonable fees collected on or with respect to other actions for which the Subservicer is responsible) with respect to each Mortgage Loan that is not a Specially Serviced Mortgage Loan (but only to the extent that all amounts then due and payable (after giving effect to any modification) with respect to such Mortgage Loans have been paid);

(iii)         100% of any and all charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds and other similar fees actually paid by a Mortgagor with respect to each Mortgage Loan that is not a Specially Serviced Mortgage Loan; and

(iv)         100% of any and all interest or other income earned on deposits in the Accounts maintained by the Subservicer (but only to the extent of the net investment earnings, if any, with respect to any such Account for each Collection Period and, further, in the case of an Escrow Account, only to the extent that such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage Loan);

in each case, only to the extent the Master Servicer is entitled to retain such amounts as additional master servicing compensation under the PSA, and in the case of Sections 4.01(b)(i)-(iii), only to the extent such amounts have actually been paid by the related Mortgagor. Notwithstanding the foregoing, the Subservicer will not be entitled to any additional servicing compensation in the form of fees earned with respect to the processing of any Major Decision or Special Servicer Decision performed by the Special Servicer; provided, however, if the Subservicer processes any Major Decision or Special Servicer Decision following approval of such decision by the Special Servicer, the Subservicer will be entitled to the applicable fee as described above.

(c)           The Subservicer shall promptly remit to the Master Servicer in accordance with this Agreement, all amounts received with respect to the Mortgage Loans (including each of those that become a Specially Serviced Mortgage Loan or an REO Loan) that the Subservicer is not entitled to retain pursuant to this Agreement.

(d)           The Subservicer shall pay all expenses incurred by it in connection with its servicing activities under this Agreement and shall not be entitled to reimbursement thereof except as otherwise specifically provided for in this Agreement or in the PSA.

ARTICLE V.

THE MASTER SERVICER AND THE SUBSERVICER

Section 5.01.  Subservicer Not to Assign: Merger or Consolidation of the Subservicer.

(a)           Except as otherwise provided in this Section or Section 2.02, the Subservicer shall not assign this Agreement for any reason or the servicing under this Agreement or delegate its rights or duties under this Agreement or any portion thereof, or be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in any case without the prior written consent of the Master Servicer (which consent, if not forbidden or restricted by the PSA, shall not be unreasonably withheld). Any such assignee, or any such Person into which the Subservicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Subservicer may be a party, or any Person succeeding to the business of the Subservicer, shall be the successor of the Subservicer under this Agreement and shall be deemed to have assumed all of the liabilities of the Subservicer under this Agreement; provided however, that the Master Servicer’s consent to such assignment, merger, consolidation or other transfer (if granted) may be conditioned on: (i) the Master Servicer’s receipt of written confirmation (A) to the Trustee by each Rating Agency (at the expense of the Subservicer) that such assignment or succession will not result in ratings downgrade or withdrawal with respect to any Class of Certificates and (B) that such assignee, successor or surviving Person is an approved conventional seller/servicer of mortgage loans for FHLMC or FNMA; (ii) the Master Servicer’s receipt of an agreement executed by such assignee, successor or surviving Person pursuant to which, among other things, it makes the applicable representations and warranties set forth in Section 5.03 and assumes the due and punctual performance and observance of each covenant and condition to be performed and observed by the Subservicer under this Agreement from and after the date of such agreement; and (iii) the Master Servicer’s receipt of all information and reports (in writing and in form and substance reasonably satisfactory to the Master Servicer, the Trustee and the Depositor) deemed necessary in order to comply with the reporting obligations under the PSA.

(b)           The Subservicer shall not resign without giving the Master Servicer sixty (60) days prior written notice thereof under this Agreement unless otherwise agreed in writing.

(c)           The Subservicer shall: (i) maintain in full effect its existence, rights and good standing under the laws of the State of its incorporation, organization or formation, as applicable; (ii) maintain its authorization to transact business in the state or states in which the related Mortgaged Properties are situated if and to the extent required by applicable law to ensure the enforceability of the Mortgage Loans; and (iii) not jeopardize its ability to (A) do business in each jurisdiction in which one or more of the Mortgaged Properties are located, (B) protect the validity and enforceability of this Agreement, the PSA, the Certificates or any of the Mortgage Loans, or (C) perform its respective duties and obligations under this Agreement.

Section 5.02.  Liability and Indemnification of the Subservicer and the Master Servicer.

(a)           Neither the Subservicer nor any of its Affiliate, director, officer, employee, member, manager or agent shall (subject to Section 6.01(a)) be under liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Subservicer or any such Person against (i) liability which would be imposed by reason of any breach of warranty or representation by such respective party in this Agreement or (ii) any expense or liability specifically required to be borne thereby without right of reimbursement pursuant to the terms of this Agreement or imposed on the Subservicer pursuant to Section 2.01 for a breach of the Accepted Subservicing Practices, or against any liability which would otherwise be imposed by Section 5.02(c), including by reason of willful misfeasance, bad faith or negligence on the part of such respective party in the performance of its obligations and duties under this Agreement or by reason of the negligent disregard of its obligations or duties under this Agreement. The Subservicer and any director, officer, member, manager, agent, representative, or employee of the Subservicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising under this Agreement.

(b)           The Master Servicer shall indemnify and hold harmless the Subservicer and any director, officer, member, manager, employee, agent or Controlling Person of the Subservicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any such Person may sustain arising from or as a result of (i) the willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer’s duties hereunder or (ii) by reason of negligent disregard of the Master Servicer’s obligations and duties hereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from not complying with or not performing such obligations). The Master Servicer agrees to use reasonable efforts to pursue the Trust for indemnification against any loss, liability or expense incurred by the Subservicer in connection with the performance of the Subservicer’s duties and obligations under this Agreement as to which the PSA grants to the Master Servicer’s agents a right to indemnification from the Trust Fund.

(c)           The Subservicer shall indemnify and hold harmless the Master Servicer and any director, officer, member, manager, employee, agent or Controlling Person of the Master Servicer from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any such Person may sustain arising from or as a result of (i) the willful misfeasance, bad faith or negligence in the performance of any of the Subservicer’s duties hereunder, (ii) by reason of negligent disregard of the Subservicer’s obligations and duties hereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from not complying with or not performing such obligations), (iii) breach of any of its covenants, obligations or duties underthis Agreement, or (iv) breach of Accepted Subservicing Practices.

In addition, after receipt from Master Servicer of notice that Subservicer is a Servicing Function Participant, the Subservicer shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under any applicable sub-subservicing agreement) with the Depositor and the Master Servicer as necessary for the Depositor and the Master Servicer to conduct any reasonable due diligence necessary to evaluate and assess any material instances of non-compliance disclosed in any of the deliverables required by the applicable Reporting Requirements. In connection with comments provided to the Depositor from the Commission regarding information provided by the Subservicer as a Servicing Function Participant, which information is contained in a report filed by the Depositor under the Reporting Requirements and which comments are received subsequent to the Depositor’s filing of such report, upon receipt of such comments from the Depositor, the Master Servicer shall promptly provide to the Subservicer any such comments which relate to the Subservicer. Subservicer shall be responsible for timely preparing a written response to the Commission for inclusion in the Depositor’s or the Master Servicer’s, as applicable, response to the Commission, unless Subservicer elects, with the consent of the Master Servicer (which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission and negotiate a response and/or resolution with the Commission. If such election is made, the Subservicer shall be responsible for directly negotiating such response and/or resolution with the Commission in a timely manner; provided, that (i) Subservicer shall keep the Depositor and the Master Servicer informed of its progress with the

Commission and copy the Depositor and the Master Servicer on all correspondence with the Commission and provide the Depositor and the Master Servicer with the opportunity to participate (at the Depositor’s or Master Servicer’s, as applicable, expense) in any telephone conferences and meetings with the Commission and (ii) the Master Servicer shall cooperate with the Subservicer in order to authorize the Subservicer and its representatives to respond to and negotiate directly with the Commission with respect to any comments received from the Commission relating to Subservicer and to notify the Commission of such authorization. The Master Servicer and the Subservicer shall cooperate and coordinate with each other with respect to any requests made to the Commission for any extension of time for submitting a response or compliance.

Except as expressly provided for in the preceding paragraphs, all reasonable out-of-pocket costs and expenses incurred by the Depositor and the Master Servicer (including reasonable legal fees and expenses of outside counsel to the Depositor and the Master Servicer) in connection with the foregoing and any amendments to any reports filed with the Commission therewith shall be promptly paid by the Subservicer upon receipt of an itemized invoice from the Depositor and/or the Master Servicer, as applicable.

If the indemnification provided for in this Section 5.02 and in Section7.10(b) is unavailable or insufficient to hold harmless the Master Servicer or any employee, director or officer of the Master Servicer, then the Subservicer shall contribute to the amount paid or payable to the Master Servicer as a result of the liability, claim, loss, cost (including reasonable attorney’s fees), penalty, expense, judgment, fee, fine, forfeiture or damage of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Subservicer on the other in connection with a breach of the Subservicer’s obligations pursuant to Article XIII of the PSA, this Agreement or the Subservicer’s negligence, bad faith or willful misconduct in connection therewith. The Subservicer shall cause any subservicer with which it enters into a servicing relationship with respect to the Mortgage Loans to agree to the foregoing indemnification and contribution obligations.

(d)           The indemnification provisions in this Section 5.02 shall survive the termination of this Agreement.

Section 5.03. Representations and Warranties.

(a)           The Subservicer hereby represents, warrants and covenants to the Master Servicer that as of the date of this Agreement:

(i)           The Subservicer is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the State of its incorporation or organization, has all licenses necessary to carry on its business as now being conducted and is authorized to transact business in the state or states in which any Mortgaged Property securing the Mortgage Loans is situated, to the extent necessary to comply with applicable law, to ensure the enforceability of each Mortgage Loan, to perform its obligations under this Agreement;

(ii)          The execution and delivery of this Agreement by the Subservicer and its performance under and compliance with the terms of this Agreement will not (A) violate the Subservicer’s organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Subservicer is a party or by which it is bound or which may be applicable to it or any of its assets, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on the Subservicer, which, in the case of

(B) or (C), would likely affect materially and adversely (x) the financial condition or operation of the Subservicer or its properties taken as a whole, (y) the ability of the Subservicer to perform its obligations under this Agreement, or (z) the ability of the Trust to realize on the Mortgage Loans;

(iii)         The Subservicer has the full power, authority and legal right to execute and deliver, and to perform all obligations and consummate all transactions involving the Subservicer contemplated by, this Agreement, and has duly and validly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)         This Agreement, assuming due authorization, execution and delivery by the Master Servicer, constitutes a legal, valid and binding obligation of the Subservicer, enforceable against it in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors’ rights generally, or (B) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(v)         The execution and delivery of this Agreement by the Subservicer and its performance and compliance with the terms of this Agreement will not (A) constitute a violation with respect to (and the Subservicer is not in violation of) any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, (B) result in the creation or imposition of any lien, charge or encumbrance or (C) result in any other event that, in any such case, is reasonably likely to have consequences that would materially and adversely affect (x) the financial condition or operation of the Subservicer or its properties taken as a whole, (y) the ability of the Subservicer to perform its obligations under this Agreement, or (z) the ability of the Trust to realize on the Mortgage Loans;

(vi)         No action, proceeding or litigation is pending or, to the best knowledge of the Subservicer, threatened against the Subservicer, the outcome of which, either in any one instance or in the aggregate, could (A) prohibit the Subservicer from entering into this Agreement, (B) result in any material adverse change in the business, operations, or financial condition of the Subservicer, (C) materially and adversely affect the ability of the Subservicer to perform its obligations under this Agreement, or (D) draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Subservicer contemplated in this Agreement;

(vii)        No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body, is required for the execution, delivery and performance by the Subservicer of or compliance by the Subservicer with this Agreement, or the consummation of the Subservicer’s transactions contemplated by this Agreement, except for those consents, approvals, authorizations or orders obtained, or those registrations or filings made or notices given, prior to the date of this Agreement, and except to the extent that the failure of the Subservicer to be qualified as a foreign entity or licensed in one or more jurisdictions is not necessary for the enforcement of the Mortgage Loans;

(viii)       The Subservicer has examined each subservicing agreement relating to the Mortgage Loans to which it is a party, if any, and in each such case, the terms of such subservicing agreements are not, or will not be, materially inconsistent with the terms of this Agreement;

(ix)          Each officer, employee and agent of the Subservicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and a fidelity bond in the amounts and with the coverage required by PSA Section 8.2;

(x)          The Subservicer (A) has not failed to comply with any obligations under Regulation AB with respect to any other securitization and has not failed to comply with any Regulation AB reporting requirements under any pooling and servicing agreement relating to any other series of certificates offered by the Depositor and (B) to its knowledge, has not been listed on any ‘do not hire list’ by the Depositor; and

(xi)          The Subservicer is not an Affiliate of the Trustee.

(b)          The Master Servicer hereby represents and warrants to the Subservicer that, as of the date of this Agreement:

(i)           The Master Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

(ii)          The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not (A) violate the Master Servicer’s certificate of incorporation and by laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on the Master Servicer which, in any case, is likely to materially and adversely affect the Master Servicer’s ability to perform hereunder;

(iii)         This Agreement, assuming due authorization, execution and delivery by the Subservicer, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv)         The Master Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect either the financial condition or operations of the Master Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(v)          No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which, if determined adversely to the Master Servicer, would prohibit the Master Servicer from entering into this Agreement or, in the Master

Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement; and

(vi)         The Master Servicer has full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(c)           Upon discovery by either the Master Servicer or the Subservicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other party.

(d)           The representations and warranties of the Subservicer and the Master Servicer set forth in the provisions in this Section 5.03 shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence.

ARTICLE VI.

EVENTS OF DEFAULT; TERMINATION

Section 6.01.  Events of Default.

(a)          “Event of Default”, wherever used in this Agreement, means any one of the following events:

(i)           any failure by the Subservicer to deposit into the Accounts any amount required to be so deposited under this Agreement, which failure continues unremedied for one (1) Business Day following the date on which such deposit was first required to be made; or

(ii)          any failure by the Subservicer to remit to the Master Servicer any amount required to be so remitted by the Subservicer pursuant to and in accordance with this Agreement, which failure continues unremedied until 6:00 p.m. (New York City time) on the date such remittance is due; provided, that to the extent the Subservicer does not timely make remittances, the Subservicer shall pay to the Master Servicer interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

(iii)         any failure by the Subservicer to timely deliver to the Master Servicer or any other designated Person any report or information required to be delivered pursuant to this Agreement, which failure continues unremedied for one (1) Business Day after the Subservicer’s receipt of notice from the Master Servicer of such failure; or

(iv)         the Subservicer is identified as a Prohibited Party or any failure by the Subservicer to (A) comply with any of the requirements under Section 3.06 of this Agreement or under Article XIII of the PSA that are applicable to the Subservicer, including the failure to deliver any reports or certificates at the time such report or certification is required under this Agreement or Article XIII of the PSA or (B) deliver any performance certification or any items required by Items 1122 and 1123 of Regulation AB that it is required to deliver under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor; or

(v)          except for the events listed in Sections 6.01(a)(iii), (iv) and (x), any failure on the part of the Subservicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Subservicer contained in this Agreement, which failure continues unremedied for a period of twenty-five (25) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer; provided, however, that, with respect to any such failure that is not curable within such twenty-five (25) day period, the Subservicer shall have an additional cure period of sixty (60) days to effect such cure so long as the Subservicer has commenced to cure such failure within the initial twenty-five (25) day period and has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the Master Servicer or the Certificateholders; or

(vi)         any breach on the part of the Subservicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of twenty-five (25) days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Subservicer; provided, however, that with respect to any such breach that is not curable within such twenty-five (25) day period, the Subservicer shall have an additional cure period of sixty (60) days to effect such cure so long as the Subservicer has commenced to cure such failure within the initial twenty-five (25) day period and has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the Master Servicer or the Certificateholders; or

(vii)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of fifty (50) days; or

(viii)       the Subservicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(ix)         the Subservicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, take any corporate action in furtherance of the foregoing, or take any other actions indicating its insolvency or inability to pay its obligations; or

(x)          any failure by the Subservicer to timely perform any of the requirements set forth in Section 2.03(a)(xiv) or Section 3.01(c); or

(xi)         except as otherwise permitted pursuant to this Agreement, the Subservicer’s (A) assignment of this Agreement, (B) assignment or delegation of all or any portion of its servicing duties or obligations under this Agreement, or (C) assignment of all or any portion of its rights to servicing compensation under this Agreement; or

(xii)        Reserved.

(xiii)       failure by the Subservicer to have a primary servicer rating of at least “CPS3” by Fitch, which is not reinstated within sixty (60) days; or

(xiv)       the Subservicer obtains knowledge that DBRS, Moody’s or Morningstar has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or securities backed by a B Note or Serviced Companion Loan or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and, in the case of either of clauses (i) or (ii), such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by DBRS, Moody’s or Morningstar, as applicable, within sixty (60) days of the date Subservicer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), publicly cited servicing concerns with the Subservicer as the sole or material factor in such rating action; or

(xv)        the Subservicer creates or causes a Servicer Termination Event under the PSA or, without limiting the foregoing, any act or failure to act by the Subservicer causes the Master Servicer to be in default of its obligations under the PSA.

(b)           Upon any Event of Default, the Master Servicer (or, in the case of an Event of Default under Section 6.01(a)(iv), the Master Servicer or the Depositor) may, by notice in writing to the Subservicer, in addition to whatever rights the Master Servicer may have at law or in equity, including injunctive relief and specific performance, immediately terminate all of the rights and obligations of the Subservicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, subject to Section 6.02, without the Master Servicer (or the Depositor, if applicable) incurring any penalty or fee of any kind whatsoever in connection therewith. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. On or after the receipt by the Subservicer of such written notice of termination from the Master Servicer (or the Depositor, if applicable), all authority and power of the Subservicer in this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer, and the Subservicer agrees to cooperate with the Master Servicer in effecting the termination of the Subservicer’s responsibilities and rights under this Agreement, including the remittance of funds and the transfers of the Subservicing Files as set forth in Section 6.02.

(c)           Upon discovery by the Subservicer of any Event of Default (regardless of whether any notice has been given as provided in this Agreement or any cure period provided in this Agreement has expired), the Subservicer shall give prompt written notice thereof to the Master Servicer.

(d)           The Master Servicer may waive in writing any default by the Subservicer in the performance of its obligations under this Agreement and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.02.  Termination of Agreement.

(a)           This Agreement shall be terminated:

(i)           pursuant to Section 6.01, if the Master Servicer (or the Depositor, if applicable) elects to terminate the Subservicer following an Event of Default; or

(ii)          upon resignation by the Subservicer as provided in Section 5.01; or

(iii)         with respect to any Mortgage Loan, upon such Mortgage Loan becoming a Specially Serviced Mortgage Loan or REO Loan pursuant to the PSA (provided, however, that the Subservicer’s rights, duties and obligations under this Agreement with respect to such Mortgage Loan shall be reinstated and resume if, and effective as of the date upon which, such Mortgage Loan becomes a Corrected Mortgage Loan); or

(iv)         with respect to any Mortgage Loan, upon the purchase, repurchase or replacement of such Mortgage Loan pursuant to the PSA; or

(v)          if the Master Servicer’s responsibilities and duties as Master Servicer under the PSA have been assumed by the Trustee, its designee or any other successor to the Master Servicer, and the Trustee, its designee or any other successor to the Master Servicer has elected to terminate and such party has a right to terminate the Subservicer in accordance with PSA Section 8.4.

(b)           If the Master Servicer’s responsibilities and duties as Master Servicer under the PSA have been assumed by the Trustee, and in connection therewith the Trustee has not requested the termination of the Agreement as provided in PSA Section 8.4, the Trustee may, without act or deed on the part of the Trustee, succeed to all of the rights and, except to the extent they arose prior to the date of such succession, obligations of the Master Servicer under this Agreement as provided in PSA Section 8.4, and the Subservicer shall be bound to the Trustee under all of the terms, covenants and conditions of this Agreement with the same force and effect as if the Trustee was originally the Master Servicer under this Agreement; and the Subservicer does hereby attorn to the Trustee, as the Master Servicer under this Agreement, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon the Trustee succeeding to the interest of the Master Servicer under this Agreement. The Subservicer agrees, however, upon written demand by the Trustee to promptly execute and deliver to the Trustee an instrument in confirmation of the foregoing provisions, satisfactory to the Trustee, in which the Subservicer shall acknowledge such attornment and shall confirm to the Trustee its agreement to the terms and conditions of this Agreement. References to the Trustee under this Section 6.02 shall include any designee of the Trustee or any successor Master Servicer under the PSA.

(c)           Termination pursuant to this Section or as otherwise provided in this Agreement shall be without prejudice to any rights of the Master Servicer or the Subservicer which may have accrued through the date of termination under this Agreement. In connection with any such termination, the Subservicer shall: (i) within one (1) Business Day after the Subservicer’s receipt of the notice of termination, remit all funds in the related Accounts to the Master Servicer or such other Person designated by the Master Servicer, net of accrued Subservicing Fees and Additional Subservicing Compensation through the termination date that are due and payable to the Subservicer; (ii) promptly (and in no event later than five (5) Business Days after the Subservicer’s receipt of the notice of termination) deliver all related Subservicing Files to the Master Servicer or its designee; and (iii) fully cooperate with the Master Servicer to effectuate an orderly transition of the servicing of the related Mortgage Loans. All rights of the Subservicer relating to the payment of its Subservicing Fees and Additional Subservicing Compensation and all liabilities of the Subservicer, which in any such case accrued under the terms of this Agreement on or before the date of such termination, shall continue in full force and effect until payment or other satisfaction in accordance with this Agreement.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section 7.01.  Amendment; Amendment to the PSA.

This is the entire agreement between the parties with respect to the matters set forth in this Agreement, and all prior oral and written agreements with respect to the matters set forth in this Agreement are superseded by the terms of this Agreement. This Agreement, including the provisions of this Section 7.01, may not be modified except by written amendment to this Agreement signed by the party or parties affected by such modification, and the parties hereby: (a) expressly agree that it shall not be reasonable for either of them to rely on any alleged, non-written amendment to this Agreement; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Agreement; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Agreement.

Section 7.02.  Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

Section 7.03.  Notices.

(a)           All demands, notices and communications under this Agreement shall be in writing and addressed in each case as follows:

(i)           if to the Subservicer, at:

   Berkadia Commercial Mortgage LLC
   323 Norristown Road, Suite 300
   Ambler, Pennsylvania 19002
   Attn: Executive Vice President — Global Services
   Fax: 215-328-3478

   With a copy to:

   Berkadia Commercial Mortgage LLC
   323 Norristown Road, Suite 300
   Ambler, Pennsylvania 19002
   Attn: General Counsel
   Fax: 215-682-0766

(ii)          if to the Master Servicer, at:

   KeyBank National Association
   11501 Outlook Street, Suite 300
   Overland Park, Kansas 66211
   Attn: Diane Haislip

   Fax: 877-379-1625

   Polsinelli PC
   900 West 48th Place, Suite 900
   Kansas City, Missouri 64112
   Attn: Kraig Kohring
   Fax: 816-753-1536

(b)           Any of the above-referenced Persons may change its address for notices under this Agreement by giving notice of such change to the other Persons. All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices under this Agreement if personally delivered, mailed by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier or telecopy.

(c)           To the extent that any demand, notice or communication under this Agreement is given to the Subservicer by a Responsible Officer of the Master Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Master Servicer with respect to such communication, and the Subservicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication. To the extent that any demand, notice or communication under this Agreement is given to the Master Servicer by a Responsible Officer of the Subservicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Subservicer with respect to such communication, and the Master Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

Section 7.04.  Consistency with PSA; Severability of Provisions.

This Agreement shall be subject to the provisions of the PSA, which provisions shall be paramount and controlling and shall supersede the provisions of this Agreement to the extent of any conflicts or inconsistencies. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable or shall be determined to be inconsistent with the PSA, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 7.05.  Inspection and Audit Rights.

The Subservicer agrees that, on reasonable prior notice, it will permit any representative of the Master Servicer or its designee, during the Subservicer’s normal business hours, reasonable access to examine all books of account, records, certifications, reports, statements, and other documents of the Subservicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Master Servicer, and to discuss matters relating to the Mortgage Loans with the Subservicer’s officers and employees. The Subservicer further agrees to complete and deliver to the Master Servicer any written survey or questionnaire reasonably requested by the Master Servicer in connection with any audit of the Mortgage Loans or the Subservicer’s performance of its duties and obligations under this Agreement.

Section 7.06.  Binding Effect; No Partnership; Counterparts.

Subject to Section 5.01 with respect to the Subservicer, the provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. The parties hereby acknowledge and agree that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under this Agreement; but (except to the extent that the Trustee or its designee or a successor Master Servicer assumes the obligations of the Master Servicer under this Agreement pursuant to Section 6.02 of this Agreement) none of the Trust Fund, the Trustee, any successor Master Servicer, the Special Servicer or any Certificateholder shall have any duties under or any liabilities arising from this Agreement. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Subservicer shall be rendered as an independent contractor for the Master Servicer. For the purpose of facilitating the execution of this Agreement as provided in this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. A signature of a party by facsimile, e-mail or other electronic transmission shall be deemed to constitute an original and fully effective signature of such party.

Section 7.07.  Protection of Confidential Information.

The Subservicer shall keep confidential and shall not divulge to any party, without the Master Servicer’s prior written consent (which shall not be unreasonably withheld or delayed), any information pertaining to the Mortgage Loans, the Mortgaged Properties or the Mortgagors except to the extent that the Subservicer provides prior written notice to the Master Servicer and (a) it is appropriate for the Subservicer to do so (i) in working with its legal counsel, auditors, other advisors or taxing authorities or other governmental agencies, (ii) in accordance with Accepted Subservicing Practices or (iii) when required by any law, regulation, ordinance, court order or subpoena, or (b) the Subservicer is disseminating general statistical information relating to the mortgage loans being serviced by the Subservicer (including the Mortgage Loans) so long as the Subservicer does not identify the owner of the Mortgage Loans or the Mortgagors.

Section 7.08.  Construction.

The article and section headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning thereof. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted. Any pronoun used in this Agreement shall be deemed to cover all genders. The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to.” The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision or section of this Agreement. Words importing the singular number shall mean and include the plural number, and vice versa.

Section 7.09.  Sole and Absolute Discretion of Master Servicer.

Whenever pursuant to this Agreement (a) the Master Servicer exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to the Master Servicer, or (c) any other decision or determination is to be made by the Master Servicer, the decision of the Master Servicer to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Master Servicer, shall be in the sole and absolute discretion of the Master Servicer and shall be final and conclusive, except as may be otherwise expressly and specifically provided in this Agreement.

Section 7.10  Exchange Act Rule 17g-5 Procedures.

(a)           Notwithstanding any provision herein to the contrary but subject to Section 7.10(c) of this Agreement and except as required by law, the Subservicer shall not provide any information directly to, or communicate with, either orally or in writing, any Rating Agency or any NRSRO regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s or such NRSRO’s surveillance of the Certificates or Mortgage Loans, including, but not limited to, providing responses to inquiries from a Rating Agency or a NRSRO regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s or such NRSRO’s surveillance of the Certificates and requests for a Rating Agency Confirmation. All such information will be provided by, and all such communications, responses and requests will be made by, the Master Servicer in accordance with the procedures required by the PSA. To the extent that the Master Servicer is required to provide any information to, or communicate with, a Rating Agency or a NRSRO in accordance with its obligations under the PSA and such information or communication is regarding the Mortgage Loans or the subservicing by the Subservicer under this Agreement and is in the possession of (or can be reasonably obtained by) the Subservicer, the Subservicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations. The Subservicer shall have no liability with regard to the Master Servicer’s failure to provide to the Depositor or any other party (including any Rating Agency) any information that the Subservicer timely delivered to the Master Servicer in accordance with this Agreement.

(b)           The Subservicer hereby expressly agrees to indemnify and hold harmless the Master Servicer and its respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses), joint or several, to which any such Indemnified Party may become subject, under the Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon the Subservicer’s breach of this Section 7.10, including, without limitation, to the extent caused by any breach referred to in this Section 7.10(b) by the Subservicer, a determination by a Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.

(c)           None of the foregoing restrictions in this Section 7.10 prohibit or restrict oral or written communications, or providing information, between the Subservicer and a Rating Agency or NRSRO with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Subservicer, (ii) such Rating Agency’s or NRSRO’s approval of the Subservicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Subservicer’s servicing operations in general; provided, however, that the Subservicer shall not provide any information relating to the Certificates or the Mortgage Loans to a Rating Agency or a NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) borrower, property or deal specific identifiers are redacted; or (y) the Master Servicer confirms to the Subservicer in writing that such information has already been provided to the Depositor and has been uploaded on to the 17g-5 Information Provider’s Website.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Master Servicer and the Subservicer have caused this Agreement to be duly executed as of the date first above written.

SUBSERVICER:

BERKADIA COMMERCIAL MORTGAGE LLC,
a Delaware limited liability company

By:	/s/ Mark E. McCool
Name: Mark E. McCool
Title: Executive Vice President

MASTER SERVICER:

KEYBANK NATIONAL ASSOCIATION, a national banking
association

By:	/s/ Diane Haislip
Name: Diane Haislip
Title: Senior Vice President

EXHIBIT A

(Mortgage Loan Schedule)

Loan No.	Berkadia Loan	Property Name	Cut-Off Balance	Subseryicine Fee Rate
	No.

48	[]	Willow Park Apartments	$5,325,000	0.07% (7 bps)
50	[]	Park Terrace Apartments	$5,250,000	0.07% (7 bps)
59	[]	Lake Christine Village Apartments	$2,900,000	0.08% (8 bps)

A-1

EXHIBIT B

(Remittance Report)

B-1

Subservicer Name:
Securitization Name: MSBAM2015-C21
Scheduled Remittance Report
Date:

Subservicer Name:
Securitization Name: MSBAM2015-C21
Scheduled Remittance Report
Date:

Master Servicer Loan #	Subservicer Loan Number	Beginning Principal Balance	P & J Due	Principal Due	Principal Received	Interest Due	Interest Received	Unscheduled Principal Collections	Ending Balance	Scheduled P & J	Less: Delinquent Amount	Less: Servicing Fee	Net Pass Thru	Late Charges	Default Interest

									-				-
									-				-
Total all Loans:		-	-	-	-		-	-	-	-	-	-	-	-	-

Scheduled P&J					-
Service Fee					-
Net P&J scheduled to Master Servicer					$0.00

Actual Net P&J sent to Master Servicer					-
DIFFERENCE

EXHIBIT C

(Property Inspection Report)

C-1

EXHIBIT D

(Tax, Insurance, UCC and Letter of Credit Certification)

D-1

MSBAM 2015-C21

QUARTERLY CERTIFICATION OF LETTER OF CREDIT

Subservicer: ___________________________________________________

Quarter End _______________________________
Due each January 15, April 15, July 15, October 15 for the preceding quarter end

Loan #	Sub- servicer Loan#	Letter of Credit #	Issuing Bank	Original Amount	Remaining Amount	Active Y/N	Expiration Date	Review Date	Presentation Date

We hold evidence that the above described letters of credit are current, in full force and effect, and comply with the requirements as set forth in the various loan documents and in the Subservicing Agreement.

[Subservicer]

By:
Name:
Title:
Date:

EXHIBIT E

(Account Certification)

Securitization:	MSBAM 2015-C21

Subservicer:	Berkadia Commercial Mortgage LLC

New Account	Change of Account Information

Indicate purpose of account (check all that apply):

Principal & Interest	Deposit Clearing

Taxes & Insurance	Disbursement Clearing

Reserves (non-interest bearing)	Suspense

Reserves (interest bearing)

Account Number:

Account Name:

Depository Institution (and Branch):

Name:

Street:

City, State, Zip:

Rating Agency:	Rating:

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by:

Signature:

Title:

Date:

Telephone:	Fax:

E-1

EXHIBIT F

FORM OF SUBSERVICER PERFORMANCE CERTIFICATION

Re:           Morgan Stanley Bank of America Merrill Lynch Trust 2015-C21, Commercial Mortgage
Pass-Through Certificates, Series 2015-C21

I, [identify the certifying individual], a [title/officer] of [name of subservicer] a [type of entity] as subservicer (the “Subservicer”) under that certain subservicing agreement dated as of February 1, 2015 (the “Subservicing Agreement”) between Subservicer and KeyBank National Association (the “Master Servicer”) whereby the Subservicer agreed to perform certain of the Master Servicer’s servicing responsibilities under that certain pooling and servicing agreement dated as of February 1, 2015, among Morgan Stanley Capital I Inc., as Depositor (the “Depositor”), Master Servicer, as Master Servicer, LNR Partners, LLC, as Special Servicer, CWCapital Asset Management LLC, as Excluded Mortgage Loan Special Servicer, Situs Holdings, LLC, as Trust Advisor, and Wells Fargo Bank, National Association, as Trustee (in such capacity, the “Trustee”), Certificate Administrator, Certificate Registrar, Authenticating Agent and Custodian, with respect to the Morgan Stanley Bank of America Merrill Lynch Trust 2015-C21, Commercial Mortgage Pass-Through Certificates, Series 2015-C21, on behalf of Subservicer, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Master Servicer, the Trustee, the Depositor, the Certificate Administrator and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.          I have reviewed the servicing reports relating to the Mortgage Loans delivered by the Subservicer to the Master Servicer pursuant to the Subservicing Agreement, including all information, disclosures and reports required under Section 3.06 (collectively, the “Subservicer Reports”), during the fiscal year 20_ (the “Relevant Period”);

2.          Based on my knowledge, with respect to the Relevant Period, all servicing information, disclosures and reports required to be submitted by the Subservicer to the Master Servicer pursuant to the Subservicing Agreement, including all information, disclosures and reports required under Section 3.06 for the Relevant Period, have been submitted by the Subservicer to the Master Servicer;

3.          Based on my knowledge, the information contained in the Subservicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period;

4.          I am responsible for reviewing the activities performed by the Subservicer and, based on my knowledge and the compliance review conducted in preparing the annual compliance statement required under Section 3.06(f) of the Subservicing Agreement, during the Relevant Period, and except as disclosed in the annual officer’s certificate required under such Section 3.06(f), the Subservicer has fulfilled its obligations under the Subservicing Agreement; and

5.          The Subservicer’s report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered in accordance with the Subservicing Agreement discloses all material instances of noncompliance by the Subservicer with the Relevant Servicing Criteria.

SUBSERVICER:

BERKADIA COMMERCIAL MORTGAGE LLC,
a Delaware limited liability company

By:	Date:

Name:
Title:

E-2